Exhibit 21.1
COVANTA HOLDING CORPORATION - LIST OF SUBSIDIARIES

Company Name	Jurisdiction of Incorporation
35 Industrial, Inc.	Canada
Advanced Waste Services of Indiana, LLC	Wisconsin
Camden County Energy Recovery Associates, L.P.	New Jersey
Chesapeake Waste Solutions, Inc.	Delaware
Covanta 4Recovery Philadelphia LLC	Delaware
Covanta 4Recovery Transfer Systems LLC	Delaware
Covanta Abington Transfer Solutions LLC	Delaware
Covanta Alexandria / Arlington, Inc.	Virginia
Covanta ARC LLC	Delaware
Covanta Babylon, Inc.	New York
Covanta Bondi, LLC	New York
Covanta Bristol, Inc.	Connecticut
Covanta Burnaby Renewable Energy , ULC	Canada
Covanta Camden GP, LLC	Delaware
Covanta Caribbean SRL	Barbados
Covanta Company of SEMASS, LLC	Delaware
Covanta Connecticut (S.E.), LLC	Delaware
Covanta Corporation	Delaware
Covanta Dade Metals Recovery LLC	Florida
Covanta Dade Renewable Energy, LLC	Florida
Covanta Delano, Inc.	Delaware
Covanta Delaware Valley II, LLC	Delaware
Covanta Delaware Valley, L.P.	Delaware
Covanta Delaware Valley OP, LLC	Delaware
Covanta Durhan York Renewable Energy Limited Partnership	Canada
Covanta Energy (Ireland) Limited	Ireland
Covanta Energy Americas, Inc.	Delaware
Covanta Energy Asia Holdings Ltd.	Mauritius
Covanta Energy Asia Pacific Holdings Ltd.	People's Republic of China
Covanta Energy Asia Pacific Limited	Hong Kong
Covanta Energy China (Delta) Limited	Republic of Mauritius
Covanta Energy China (Gamma) Limited	Republic of Mauritius
Covanta Energy Group, LLC	Delaware
Covanta Energy India (Balaji) Limited	Republic of Mauritius
Covanta Energy International Investments Limited	Republic of Mauritius
Covanta Energy Limited	United Kingdom
Covanta Energy, LLC	Delaware
Covanta Energy Marketing LLC	Delaware
Covanta Environmental Solutions, Inc. f/k/a Sorinco, Inc.	Canada
Covanta Environmental Solutions, LLC	Delaware
Covanta Environmental Solutions Carriers II, LLC	Wisconsin
Covanta Environmental Solutions Ontario, Inc. f/k/a Quantex Environmental Inc.	Canada

Covanta Energy Philippine Holdings, Inc.	Philippines
Covanta Essex Company	New Jersey
Covanta Essex II, LLC	Delaware
Covanta Essex LLC	Delaware
Covanta Europe Assets Limited	United Kingdom
Covanta Europe Engineering Limited	Ireland
Covanta Europe Holdings S.a.r.l.	Luxembourg
Covanta Europe Operations Limited	Ireland
Covanta Fairfax, Inc.	Virginia
Covanta Five Limited	Republic of Mauritius
Covanta Green Earls Gate Holding Limited	Jersey
Covanta Green Jersey Assets Limited	Jersey
Covanta Green Newhurst Holding Limited	United Kingdom
Covanta Green Protos Holding Limited	United Kingdom
Covanta Green UK Limited	United Kingdom
Covanta Green Rookery Holding Limited	United Kingdom
Covanta Harrisburg, Inc.	Delaware
Covanta Haverhill Associates, LLC	Massachusetts
Covanta Haverhill, Inc.	Massachusetts
Covanta Hempstead Company	New York
Covanta Hempstead II, LLC	Delaware
Covanta Hennepin Energy Resource Co, LLC	Delaware
Covanta Hillsborough, Inc.	Florida
Covanta Holding UK Limited	United Kingdom
Covanta Holding 2 UK Limited	United Kingdom
Covanta Holding 3 UK Limited	United Kingdom
Covanta Honolulu Resource Recovery Venture, LLC	Hawaii
Covanta Hudson Valley Renewable Energy LLC	Delaware
Covanta Huntington, LLC	Delaware
Covanta Huntsville, Inc.	Alabama
Covanta Hydro Operations West, Inc.	Delaware
Covanta Ince Park Limited	United Kingdom
Covanta Indianapolis, Inc.	Indiana
Covanta Insurance Holdings, LLC	Delaware
Covanta Ireland International Holdings Limited	Ireland
Covanta Kent, Inc.	Michigan
Covanta Lake II, Inc.	Florida
Covanta Lancaster, Inc.	Pennsylvania
Covanta Lee, Inc.	Florida
Covanta Long Beach Renewable Energy Corp.	Delaware
Covanta MacArthur Renewable Energy, Inc.	New York
Covanta Marion Land Corp.	Oregon
Covanta Marion, Inc.	Oregon
Covanta Mendota, LLC	California
Covanta Metals Marketing LLC	Delaware
Covanta Montgomery, Inc.	Maryland

Covanta Niagara I, LLC	Delaware
Covanta Newhurst Development Limited	United Kingdom
Covanta Onondaga Limited Partnership	Delaware
Covanta Onondaga Two LLC	Delaware
Covanta Operations of Union LLC	New Jersey
Covanta OPW Associates, Inc.	Connecticut
Covanta Palm Beach Resource Recovery LLC	Florida
Covanta Pasco, Inc.	Florida
Covanta Plymouth Renewable Energy, LLC	Delaware
Covanta Power International Holdings, Inc.	Delaware
Covanta Projects of Wallingford, LLC	Delaware
Covanta Projects, LLC	Delaware
Covanta Protos Development Limited	United Kingdom
Covanta SECONN LLC	Delaware
Covanta Southeastern Connecticut Company	Connecticut
Covanta Southeastern Connecticut, L.P.	Delaware
Covanta Stanislaus, Inc.	California
Covanta Sustainable Solutions, LLC	Delaware
Covanta TARTECH LLC	Delaware
Covanta Tulsa Renewable Energy LLC	Delaware
Covanta Union, LLC	Delaware
Covanta Wallingford Associates, Inc.	Delaware
Covanta Warren Energy Resource Co., LLC	Delaware
Covanta Waste to Energy Asia Limited	Hong Kong
Covanta Waste to Energy Asia Ltd	Mauritius
Covanta Waste to Energy of Italy, Inc.	Delaware
Covanta York Renewable Energy LLC	Delaware
CVA Finance LLC	Delaware
Dublin Waste to Energy Group (Holdings) Limited	Ireland
Dublin Waste to Energy (Holdings) Limited	Ireland
Dublin Waste to Energy Limited	Ireland
Dublin Waste to Energy Supply Limited	Ireland
Earls Gate Energy Centre Limited	Scotland
Earls Gate Gridco Limited	Scotland
ECOvanta, LLC	Delaware
Edison (Bataan) Cogeneration Corporation	Philippines
Enereurope Holdings III, B.V.	Netherlands
EGEC Holdings Limited	Scotland
Environmental Pharmaceuticals, LLC	Arizona
GARCO, Inc.	North Carolina
Hidro Operaciones Don Pedro S.A.	Costa Rica
Industrial Oil Tank Services Corp.	New York
MSW Energy Finance Co. II, Inc.	Delaware
OLMEC Insurance Ltd.	Bermuda
Peabody Monofill Associates, Inc.	Massachusetts
Protos ERF Limited	United Kingdom

Protos Holding Limited	United Kingdom
Recoil, LLC	Pennsylvania
Return-Tech, Inc.	Canada
Rookery South Holding Limited	United Kingdom
Rookery South Limited	United Kingdom
SEMASS Partnership	Massachusetts
TransRiver Canada Incorporated	Canada
Waste Recovery Solutions, LLC	Florida